Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of Roadzen Inc. of our report dated April 19, 2023, relating to the financial statements of National Automobile Club.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak LLP

San Jose, California April 15, 2024